Exhibit 5.4

Morris, Nichols, Arsht & Tunnell llp

1201 North Market Street

P.O. Box 1347

Wilmington, Delaware 19899-1347

(302) 658-9200

(302) 658-3989 FAX

July 7, 2026

AerCap Global Aviation Trust

AerCap U.S. Global Aviation LLC

Aviation House
Building 3000, Westpark

Shannon, Co. Clare, Ireland

Re:	AerCap Global Aviation Trust
AerCap U.S. Global Aviation LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel to AerCap Global Aviation Trust, a Delaware statutory trust (the “Trust”), and AerCap U.S. Global Aviation LLC, a Delaware limited liability company (the “Company”), in connection with certain matters of Delaware law set forth below relating to the filing by the Issuer (as defined below) and the Guarantors (as defined below) with the Securities and Exchange Commission (the “Commission”) of the Preliminary Prospectus Supplement filed with the Commission on June 29, 2026 (the “Supplement”), supplementing the Prospectus included in the registration statement No. 333-297097 filed on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the Notes (as defined below).

AerCap Global Aviation Trust
AerCap U.S. Global Aviation LLC
July 7, 2026

In rendering this opinion, we have examined and relied upon copies of the following documents in the forms provided to us: the Registration Statement; the Supplement; the Issuer’s $900,000,000 4.875% Senior Notes due 2031 (the “Notes”); the Indenture dated as of July 7, 2026 (the “Base Indenture” and, as supplemented by the Supplemental Indenture referred to below, the “Indenture”) among AerCap Funding Designated Activity Company, a designated activity company with limited liability incorporated under the laws of Ireland (the “Issuer”), the guarantors party thereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), pursuant to which, among other things, the Trust and the Company each guarantee (each a “Guarantee”) the obligations of the Issuer under the Notes on a senior unsecured basis, as supplemented by the First Supplemental Indenture, dated as of July 7, 2026 (the “Supplemental Indenture”) among the Issuer, the Guarantors and the Trustee; the Underwriting Agreement dated June 29, 2026 (the “Underwriting Agreement” and, together with the Indenture, the “Transaction Documents”) by and among the Issuer, the Guarantors, Barclays Capital Inc., BofA Securities, Inc., HSBC Securities (USA) Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC, as representatives of the several Underwriters listed therein (as defined therein); the Trust Agreement of the Trust dated as of February 5, 2014, as amended by the First Amendment thereto dated as of May 5, 2022 (as so amended, the “Trust Agreement”); the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on February 5, 2014; the Limited Liability Company Agreement of the Company dated as of February 28, 2014 (the “Company Agreement”); the Certificate of Formation of the Company as filed in the State Office on February 12, 2014, as amended by the Certificate of Amendment to Certificate of Formation of the Company as filed in the State Office on February 17, 2014; the Written Consent of the Regular Trustee of the Trust dated as of June 19, 2026; the Resolutions of the Board of Directors of the Company adopted on June 15, 2026; a Certificate of the Regular Trustee of the Trust dated on or about the date hereof; a Certificate of Director of the Company dated on or about the date hereof; and certificates of good standing of the Trust and the Company obtained from the State Office as of a recent date. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal competence and capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinions in paragraphs 1 and 2 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinions in paragraphs 5 and 6 below, the due authorization, adoption, execution, and delivery, as applicable, of each of the above referenced documents; (iii) the payment of consideration for beneficial interests in the Trust by all beneficial owners of the Trust as provided in the Trust Agreement and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the Trust Agreement in connection with the admission of beneficial owners to the Trust and the issuance of beneficial interests in the Trust; (iv) the payment of consideration for limited liability company interests in the Company by all members of the Company as provided in the Company Agreement and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the Company Agreement in connection with the admission of members to the Company and the issuance of limited liability company interests in the Company; (v) that the activities of the Trust have been and will be conducted in accordance with the terms of the Trust Agreement and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq. (the “Delaware Trust Act”); (vi) that the activities of the Company have been and will be conducted in accordance with the terms of the Company Agreement and the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”); (vii) that no event or circumstance has occurred on or prior to the date hereof that would cause a termination or dissolution of the Trust under the Trust Agreement or the Delaware Trust Act, as applicable; (viii) that no event or circumstance has occurred on or prior to the date hereof that would cause a termination or dissolution of the Company under the Company Agreement or the Delaware LLC Act, as applicable; and (ix) that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinions expressed herein. No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Company. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above referenced documents and on the accuracy, as of the date hereof, of the factual matters therein contained. In addition, we note that each of the Transaction Documents is governed by and construed in accordance with the laws of a jurisdiction other than the State of Delaware and, for purposes of our opinions set forth below, we have assumed that the Transaction Documents will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any legal standards or concepts under any laws other than those of the State of Delaware.

AerCap Global Aviation Trust
AerCap U.S. Global Aviation LLC
July 7, 2026
Page 3

Based on and subject to the foregoing and to the exceptions and qualifications set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

1.       The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.

2.       The Company is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.

3.       The Trust has requisite statutory trust power and authority under the Trust Agreement and the Delaware Trust Act to execute and deliver the Transaction Documents and perform its obligations thereunder, including without limitation, granting the applicable Guarantee, and performing its obligations thereunder.

4.       The Company has requisite limited liability company power and authority under the Company Agreement and the Delaware LLC Act to execute and deliver the Transaction Documents and perform its obligations thereunder, including without limitation, granting the applicable Guarantee, and performing its obligations thereunder.

5.       The Trust has taken all requisite statutory trust action under the laws of the State of Delaware to authorize the execution, delivery and performance of the Transaction Documents, including without limitation, the granting and performance of the applicable Guarantee by the Trust, and the Transaction Documents have been duly executed and delivered by the Trust.

6.       The Company has taken all requisite limited liability company action under the laws of the State of Delaware to authorize the execution, delivery and performance of the Transaction Documents, including without limitation, the granting and performance of the applicable Guarantee by the Company, and the Transaction Documents have been duly executed and delivered by the Company.

AerCap Global Aviation Trust
AerCap U.S. Global Aviation LLC
July 7, 2026
Page 3

We hereby consent to the filing of this opinion as an exhibit to the Report on Form 6-K filed by AerCap Holdings N.V. on July 7, 2026 and incorporated by reference into the Registration Statement and to the use of our name under the heading “LEGAL MATTERS” in the Supplement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Tarik J. Haskins

Tarik J. Haskins